EXHIBIT 4.2


                                TRUST AGREEMENT

     TRUST AGREEMENT, between MS Structured Asset Corp. (the "Depositor") and LaSalle Bank National Association (the "Trustee"), made as of the date set forth in Schedule I attached hereto, which Schedule together with Schedules II, III and IV attached hereto, are made a part hereof. The terms of the Standard Terms for Trust Agreements, dated September 25, 2003 (the "Standard Terms") are, except to the extent otherwise expressly stated, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used herein and not defined shall have the meanings defined in the Standard Terms. References to "herein", "hereunder", "this Trust Agreement" and the like shall include the Schedule I attached hereto and the Standard Terms so incorporated by reference.

     WHEREAS, the Depositor and the Trustee desire to establish the Trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Underlying Securities, (ii) entering into any Swap Agreement with the Swap Counterparty and (iii) issuing the Units;

     WHEREAS, the Depositor desires that the respective beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Units;

     WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

     WHEREAS, the Depositor shall transfer, convey and assign to the Trust without recourse, and the Trust shall acquire, all of the Depositor's right, title and interest in and under the Underlying Securities and other property identified in Schedule II to the Trust Agreement (the "Deposited Trust Property"); and

     WHEREAS, the Depositor agrees to transfer, convey and assign without recourse all of its right, title and interest in the Deposited Trust Property and the Trust agrees to acquire the Trust Property, including the Deposited Trust Property, specified herein in consideration for Units having an initial Unit Principal Balance identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

     NOW THEREFORE, the Depositor hereby appoints the Trustee as trustee hereunder and hereby requests the Trustee to receive the Underlying Securities from the Depositor, to enter into the Swap Agreement with the Swap Counterparty and to issue in accordance with the instructions of the Depositor Units having the terms specified in Schedule I attached hereto, and the Trustee accepts such appointment and, for itself and its successors and assigns, hereby declares that it shall hold all the estate, right, title and interest in any property contributed to the trust account established hereunder (except property to be applied to the payment or reimbursement of or by the Trustee for any fees, expenses or other payments which under the terms hereof is to be so applied) in trust for the benefit of all present and future Holders of the fractional shares of beneficial interest issued hereunder, namely, the Unitholders, and subject to the terms and provisions hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the date set forth in the Schedule I attached hereto.


                                           LASALLE BANK NATIONAL ASSOCIATION
                                                as Trustee

                                           By: /s/ Ann M. Kelly
                                               -----------------------------
                                               Name:  Ann M. Kelly
                                               Title: Assistant Vice President


                                           MS STRUCTURED ASSET CORP.

                                           By: /s/ John Kehoe
                                               -----------------------------
                                               Name:  John Kehoe
                                               Title: Vice President

Attachments:  Schedules I, II, III and IV



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                                   Schedule I
                           (Terms of Trust and Units)


Trust:..................................   CBT Series 2003-1 Units Trust

Date of Trust Agreement:................   September 25, 2003

Trustee:................................   LaSalle Bank National Association

Units:..................................   Corporate Bond TRACERS(SM) Units

Initial Aggregate Unit Principal
Balance of the Units:...................   $25,000,000, subject to reduction as
                                           described under "Unit Principal
                                           Balance"

Number of Units:........................   25,000 (Unit Principal Balance of
                                           $1,000 each, subject to reduction as
                                           described under "Unit Principal
                                           Balance")

Authorized Denomination:................   The Units will be issued, maintained
                                           and transferred on the book-entry
                                           records of DTC and its participants
                                           in denominations of one Unit and
                                           integral multiples thereof.

                                           Each Unit has an initial Unit
                                           Principal Balance of $1,000, subject
                                           to reduction as described under
                                           "Unit Principal Balance" below.

Unit Principal Balance:.................   The Initial Aggregate Unit Principal
                                           Balance of the Units issued on the
                                           Original Issue Date is initially
                                           $25,000,000, and the Unit Principal
                                           Balance of each Unit issued on the
                                           Original Issue Date is initially
                                           $1,000. The Unit Principal Balance
                                           will be reduced to the extent of
                                           distributions of principal on the
                                           Units and upon the initiation of any
                                           Mandatory Liquidation of an
                                           Underlying Security in the event of
                                           an Underlying Security Default with
                                           respect to an Underlying Security or
                                           in the event an Underlying Security
                                           becomes a Disqualified Underlying

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                                           Security (as defined under
                                           "Mandatory Liquidation") or upon any
                                           other Mandatory Liquidation, as
                                           determined by the Trustee.

                                           Following any unscheduled
                                           distribution of principal on the
                                           Units, notice of such unscheduled
                                           distribution will be provided
                                           without amending this Agreement
                                           promptly to holders of beneficial
                                           interests in the Units by the
                                           Trustee.

Closing Date:...........................   September 25, 2003

Cut-Off Date/Pricing Date...............   September 9, 2003

Specified Currency:.....................   United States dollars

Business Day:...........................   Any day other than (i) a Saturday
                                           or Sunday or (ii) a day on which
                                           commercial banks in New York, New
                                           York or Chicago, Illinois are
                                           authorized or required by applicable
                                           law, regulation or executive order
                                           to close.

Swap Agreement:.........................   The ISDA Master Agreement and the
                                           confirmations and schedules
                                           applicable to the Units attached as
                                           Schedule III and dated September 25,
                                           2003, between the Trust and Morgan
                                           Stanley Capital Services Inc.

Swap Counterparty:......................   Morgan Stanley Capital Services Inc.,
                                           which is Party A to the Swap
                                           Agreement attached as Schedule III
                                           or any assignee permitted
                                           thereunder.

Administration Agreement:...............   The Administration Agreement dated as
                                           of September 25, 2003, between the
                                           Trustee and the Administrative Agent
                                           named therein.

Underlying Distribution:................   Any payments received by the Trust
                                           pursuant to the Swap Agreement or
                                           any principal payments received by
                                           the Trust on the Underlying
                                           Securities.


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Interest Received on
Underlying Securities:..................   The Trust shall pay to the Swap
                                           Counterparty all amounts received by
                                           the Trust, other than amounts
                                           attributable to the payment or
                                           repayment of principal and amounts
                                           constituting Retained Interest of
                                           the Depositor, with respect to each
                                           Underlying Security on the Business
                                           Day on which the Trustee receives
                                           such payment as holder of that
                                           Underlying Security, unless the
                                           Trustee does not receive the payment
                                           by 12 noon (New York City time) on
                                           such Business Day, in which case the
                                           payment shall be delivered on the
                                           first following Business Day on
                                           which the Trustee has received such
                                           payment prior to 12 noon (New York
                                           City time).

Interest Payments:......................   On each monthly Interest Payment
                                           Date, the Trust will pay to the
                                           holders of the Units interest in the
                                           amounts set forth on Schedule IV
                                           hereto, which Schedule IV may be
                                           revised from time to time upon any
                                           early redemption, repayment or
                                           Mandatory Liquidation of any
                                           Underlying Security. Interest on the
                                           Units will be paid initially at the
                                           rate of 5.22% per year on the
                                           aggregate Unit Principal Balance of
                                           the Units. The amount that holders
                                           of the Units are entitled to receive
                                           on each Interest Payment Date will
                                           be the amount actually received by
                                           the Trust, and not previously
                                           distributed, from the Swap
                                           Counterparty pursuant to the Swap
                                           Agreement, less expenses as
                                           described under "Expenses" below
                                           and, in certain circumstances, less
                                           any Reimbursement Payment owed by
                                           the Trust to the Swap Counterparty,
                                           as described under "Reimbursement
                                           Payment" below.

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                                           If the Swap Agreement is terminated
                                           in full prior to the Scheduled Final
                                           Distribution Date, the amount that
                                           holders of the Units are entitled to
                                           receive on each Interest Payment
                                           Date will be their pro rata share of
                                           the amounts of interest actually
                                           received by the Trust, and not
                                           previously distributed, from the
                                           Underlying Security Issuers, less
                                           expenses as described under
                                           "Expenses" below and, in certain
                                           circumstances, less any
                                           Reimbursement Payment owed by the
                                           Trust to the Payment Counterparty. A
                                           revised Schedule IV will be provided
                                           by the Depositor to the Trustee, and
                                           the Trustee shall promptly give
                                           notice of such termination to
                                           holders of the Units and file with
                                           the SEC on a Form 8-K a revised
                                           Schedule A to the Prospectus
                                           Supplement relating to the Unit.

Interest Payment Dates:.................   The 25th day of each month,
                                           commencing October 27, 2003;
                                           provided that if any such day is not
                                           a Business Day, the Interest Payment
                                           Date will be postponed to the
                                           following Business Day.

Initial Rating:.........................   A3 by Moody's

                                           A- by S&P

Scheduled Final Distribution Date:......   July 25, 2013, which is the Interest
                                           Payment Date immediately succeeding
                                           the maturity date of the latest
                                           maturing Underlying Security,
                                           subject (i) to earlier final
                                           distribution if such Underlying
                                           Security is subject to a Mandatory
                                           Liquidation or is repaid in full
                                           prior to its expected maturity date,
                                           or (ii) to extension in the event of
                                           a default on any Underlying Security
                                           on (or prior to) the Scheduled Final
                                           Distribution Date; provided that the
                                           Scheduled Final Distribution Date
                                           will

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                                           be no later than the later of (a)
                                           the fourth Business Day following
                                           the completion of any Mandatory
                                           Liquidation of the Underlying
                                           Security and (b) the Scheduled Final
                                           Distribution Date effective
                                           immediately prior to any default
                                           described in (ii) above.

Principal Distributions:................   The Trust shall distribute principal
                                           amounts it receives from the
                                           Underlying Security Issuers to the
                                           holders of the Units in the amounts
                                           and on the dates set forth on
                                           Schedule IV. Principal Distribution
                                           Dates on Schedule IV are subject to
                                           change if an Underlying Security is
                                           redeemed or repaid prior to its
                                           maturity or if an Underlying
                                           Security is subject to a Mandatory
                                           Liquidation.

Principal Distribution Dates:...........   The relevant Interest Payment Dates
                                           set forth on Schedule IV, the
                                           Interest Payment Date following the
                                           conclusion of any Mandatory
                                           Liquidation and the date upon which
                                           distributions of liquidation
                                           proceeds on the Underlying
                                           Securities are available following a
                                           Trust Wind-Up Event in accordance
                                           with the terms hereof.

                                           If any payment with respect to the
                                           Underlying Securities held by the
                                           Trust is not received by the Trustee
                                           by 12 noon (New York City time) on
                                           an Interest Payment Date or
                                           Principal Distribution Date, as the
                                           case may be, the corresponding
                                           distribution on the Units will not
                                           occur until the next Business Day
                                           that the Trust is in receipt of
                                           proceeds of such payment prior to 12
                                           noon, with no adjustment to the
                                           amount distributed or the Record
                                           Date.

Early Redemption of an
Underlying Security:....................   The Unit Principal Balance is
                                           subject to reduction upon any
                                           redemption of an

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

                                           Underlying Security prior to its
                                           scheduled maturity date in
                                           accordance with the terms of such
                                           Underlying Securities. The proceeds
                                           of any such redemption of an
                                           Underlying Security (exclusive of
                                           any "make-whole" amounts) will be
                                           distributed to holders of the Units
                                           on the Interest Payment Date next
                                           succeeding the date such early
                                           payment with respect to such
                                           Underlying Security is received by
                                           the Trust.

Record Date:............................   The Record Date with respect to any
                                           Interest Payment Date or Principal
                                           Distribution Date will be the
                                           Business Day immediately preceding
                                           such date. The Record Date with
                                           respect to a Mandatory Liquidation
                                           will be the Business Day selected by
                                           the Administrative Agent and
                                           specified in the notice of Mandatory
                                           Liquidation; provided that the
                                           Record Date so specified will
                                           generally be no earlier than the
                                           second Business Day following the
                                           date of such notice.

                                           Principal Distributions and Interest
                                           Payments shall be made to DTC (or its
                                           nominee) as Record Owner of the
                                           Units for distribution to the
                                           securities intermediaries acting on
                                           behalf of the holders of Units in
                                           accordance with DTC's procedures.

Record Owner:...........................   DTC or its nominee.

Mandatory Liquidation:..................   The Trustee shall cause the sale of
                                           an Underlying Security and deliver
                                           the proceeds of such sale (less any
                                           Liquidation Costs and any applicable
                                           Reimbursement Payment) to the
                                           holders of Units upon its actual
                                           knowledge of the occurrence of
                                           either of the following events:

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

                                              (i)  an Underlying Security
                                           Default occurs with respect to the
                                           Underlying Security; or

                                              (ii) the Underlying Security
                                           becomes a Disqualified Underlying
                                           Security.

                                           In addition, the Trustee shall be
                                           required to cause the sale of the
                                           Underlying Securities and to deliver
                                           the proceeds of such sale (less any
                                           Liquidation Costs and any applicable
                                           Reimbursement Payment) to the
                                           holders of the Units if a Trust
                                           Wind-Up Event, other than a Trust
                                           Wind-Up Event caused by a redemption
                                           of all of the Underlying Securities,
                                           occurs.

                                           Upon a Mandatory Liquidation of
                                           an Underlying Security, the Trustee
                                           shall deliver notice to each holder
                                           of Units of the initiation of the
                                           Mandatory Liquidation of such
                                           Underlying Security which notice
                                           shall set forth the date of such
                                           event. For a Mandatory Liquidation
                                           of an Underlying Security that
                                           becomes a Disqualified Underlying
                                           Security as described in clause (ii)
                                           above, the Administrative Agent
                                           shall use reasonable efforts to
                                           liquidate as promptly as practicable
                                           the relevant Underlying Securities
                                           on behalf of the holders of the
                                           Units, and the Trustee shall pay the
                                           proceeds of such liquidation, less
                                           any Liquidation Costs and any
                                           applicable Reimbursement Payment, to
                                           the holders of the Units on the
                                           Interest Payment Date immediately
                                           following its receipt of such
                                           liquidation proceeds. For a
                                           Mandatory Liquidation resulting from
                                           an Underlying Security Default,
                                           after waiting 45 days from the date
                                           of such Underlying Security Default
                                           (regardless of whether such

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

                                           Underlying Security Default is
                                           continuing at such time), the
                                           Administrative Agent shall use
                                           reasonable efforts to liquidate the
                                           relevant Underlying Securities on
                                           behalf of the holders of the Units,
                                           and the Trustee shall pay the
                                           proceeds of such liquidation, less
                                           any Liquidation Costs and any
                                           applicable Reimbursement Payment, to
                                           the holders of the Units on the
                                           immediately following Interest
                                           Payment Date.

                                           "Liquidation Costs" will include
                                           any customary expenses of
                                           liquidation of an Underlying
                                           Security incurred by the
                                           Administrative Agent and the
                                           Trustee, and if the Swap Agreement
                                           is terminated in full prior to the
                                           Scheduled Final Distribution Date,
                                           "Liquidation Costs" will include any
                                           amount due for trust expenses that
                                           would otherwise have been taken from
                                           any payment of accrued interest as
                                           described under "Expenses" below. In
                                           no event, however, will the
                                           Liquidation Costs associated with
                                           the liquidation of an Underlying
                                           Security exceed the proceeds of such
                                           liquidation less any associated
                                           Reimbursement Payment.

 Trust Wind-Up Event:...................   The Trust Wind-Up Events specified
                                           in Section 9.02 of the Standard
                                           Terms shall be superseded and
                                           replaced in their entirety by the
                                           following provisions. A Trust
                                           Wind-Up Event shall occur if any of
                                           the following events occurs:

                                              (i)  all of the Underlying
                                           Securities then held by the Trust
                                           are redeemed;

                                              (ii)  all of the Underlying
                                           Securities then held by the Trust
                                           are subject to Mandatory
                                           Liquidation;

                                              (iii) any Excess Expense Event
                                           occurs;

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

                                             (iv) designation by the Trustee of
                                           a Tax Wind-Up Event; or

                                             (v) the Trust ceases to satisfy the
                                           requirements of the exemption
                                           provided under Rule 3a-7.

                                           Upon the termination of the Trust
                                           due to a Trust Wind-Up Event
                                           described in clauses (iii), (iv) or
                                           (v) above, the Trustee shall deliver
                                           notice to each holder of Units of
                                           the occurrence of a Trust Wind-Up
                                           Event and set forth the date of the
                                           Trust Wind-Up Event. Such notice
                                           will state that holders should
                                           surrender their Units to the Trustee
                                           or give, to the Trustee's reasonable
                                           satisfaction, appropriate indemnity
                                           or security in exchange for cash
                                           payment of the liquidated proceeds
                                           of the Trust. Such notice shall also
                                           specify the cause of the Trust
                                           Wind-Up Event and the location and
                                           hours of the office or agency of the
                                           Trustee at which Units should be
                                           presented and surrendered.

                                           The Administrative Agent shall use
                                           reasonable efforts to liquidate as
                                           promptly as practicable all of the
                                           Underlying Securities held by the
                                           Trust on behalf of the holders in
                                           the case of a Trust Wind-Up Event
                                           resulting from an event described
                                           under clauses (iii), (iv) and (v)
                                           above. The Trustee shall pay the
                                           proceeds of such liquidation
                                           together with any cash amounts held
                                           by the Trust (less Liquidation
                                           Costs, any applicable Reimbursement
                                           Payment and any other amounts due to
                                           the Trustee or the Administrative
                                           Agent) to holders of Units on a pro
                                           rata basis promptly but no later
                                           than the fourth Business Day
                                           following the completion of
                                           liquidation

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

                                           of all of the Underlying Securities
                                           upon the Trustee's receipt of such
                                           holders' Units or appropriate and
                                           satisfactory indemnity or Underlying
                                           Security.

                                           If the Trust must cause the sale of
                                           Underlying Securities upon a
                                           Mandatory Liquidation or a Trust
                                           Wind-Up Event, the Administrative
                                           Agent shall solicit bids for the
                                           affected Underlying Securities held
                                           by the Trust from at least four
                                           unaffiliated, registered broker-
                                           dealers of national reputation, at
                                           the time making a market in such
                                           Underlying Security (or, if there
                                           are fewer than four such dealers,
                                           from such dealer or dealers). The
                                           Administrative Agent shall, on
                                           behalf of the Trust, sell the
                                           Underlying Securities at the
                                           highest bid price received to the
                                           highest bidder, or, at such price
                                           to one of its affiliates.

                                           A "Tax Wind-Up Event" shall occur
                                           with respect to the Trust if the
                                           Trustee shall have obtained an
                                           opinion of nationally recognized
                                           independent tax counsel experienced
                                           in such matters to the effect that
                                           there is more than an insubstantial
                                           risk that at such time, or within 90
                                           days of the date thereof, the Trust
                                           is, or would be, subject to more
                                           than a de minimis amount of taxes,
                                           duties or other governmental
                                           charges.

Reimbursement Payment:..................      (a) With respect to a Mandatory
                                           Liquidation or a Trust Wind-Up Event
                                           described in clauses (iii) and (iv)
                                           above, the Reimbursement Payment
                                           payable by the Trust to the Swap
                                           Counterparty shall be equal to the
                                           accrued but unpaid interest on each
                                           applicable Underlying Security, in
                                           accordance with its terms, for the
                                           period from and excluding the last
                                           interest payment date for each such

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                                           Underlying Security on which the
                                           full amount of interest due was
                                           actually paid (or from and excluding
                                           the Cut-Off Date if the last such
                                           interest payment date for the
                                           Underlying Security was prior to
                                           the Cut-Off Date) to and including
                                           the Interest Payment Date
                                           immediately preceding the date of
                                           such Mandatory Liquidation or Trust
                                           Wind-Up Event (or to and including
                                           the Cut-Off Date if such Mandatory
                                           Liquidation or Specified Trust
                                           Wind-Up Event occurs prior to the
                                           first Interest Payment Date). In the
                                           event that the ending date for the
                                           foregoing accrual period is prior to
                                           the starting date for the accrual
                                           period, or in the event that both
                                           the ending date and starting date of
                                           such accrual period are the same
                                           date, the Reimbursement Payment
                                           shall be zero.

                                           Such Reimbursement Payment shall be
                                           paid by the Trust to the Swap
                                           Counterparty upon receipt of the
                                           liquidation proceeds of each such
                                           Underlying Security, but only from
                                           the amount of such liquidation
                                           proceeds that are attributable to
                                           accrued but unpaid interest on the
                                           Underlying Security (the "Interest
                                           Component"), as determined by the
                                           Calculation Agent under the Swap
                                           Agreement. In the event the Interest
                                           Component is insufficient to make
                                           the Reimbursement Payment in full,
                                           the Trust's obligation to pay the
                                           Reimbursement Payment shall be
                                           satisfied in full upon payment of
                                           the Interest Component to the Swap
                                           Counterparty.

                                           In the event that any such
                                           Underlying Security is liquidated
                                           while trading "with accrued"
                                           interest (as determined by the
                                           Calculation Agent), the Interest
                                           Component shall be equal to the full

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                                           amount of the accrued but unpaid
                                           interest on the Underlying Security.
                                           In the event that the Underlying
                                           Security is liquidated at a time it
                                           is not trading "with accrued"
                                           interest (as determined by the
                                           Calculation Agent), the Interest
                                           Component shall be equal to the
                                           product of the liquidation proceeds
                                           multiplied by a fraction, the
                                           numerator of which is the amount of
                                           the accrued but unpaid interest on
                                           the Underlying Security and the
                                           denominator of which is the sum of
                                           the then outstanding principal
                                           amount of the Underlying Security
                                           plus the amount of the accrued and
                                           unpaid interest on the Underlying
                                           Security.

                                              (b)  With respect to a termination
                                           of the Swap Agreement due to the
                                           designation by the Swap Counterparty
                                           of an "Early Termination Date" under
                                           the Swap Agreement, the
                                           Reimbursement Payment payable by the
                                           Trust to the Swap Counterparty shall
                                           be equal to the accured but unpaid
                                           interest on each Underlying
                                           Security, in accordance with its
                                           terms, for the period from and
                                           excluding the last interest payment
                                           date for each such Underlying
                                           Security on which the full amount of
                                           interest due was actually paid (or
                                           from and excluding the Cut-Off Date
                                           if the last such interest payment
                                           date for the Underlying Security was
                                           prior to the Cut-Off Date) to and
                                           including the Interest Payment Date
                                           immediately preceding the date of
                                           such Early Termination Date (or to
                                           and including the Cut-Off Date if
                                           such Early Termination Date occurs
                                           prior to the first Interest Payment
                                           Date). In the event that the ending
                                           date for the foregoing accrual
                                           period is prior to the starting date
                                           for the accrual period, or in the

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                                           event that both the ending date and
                                           starting date of such accrual
                                           period are the same date, the
                                           Reimbursement Payment shall be
                                           zero. Such Reimbursement Payment
                                           shall be paid over time by the
                                           Trust to the Swap Counterparty upon
                                           receipt by the Trust of the
                                           interest payments on the Underlying
                                           Securities.

                                           In the event an Early Redemption or
                                           Mandatory Liquidation occurs prior
                                           to payment in full of such
                                           Reimbursement Payment, such
                                           Reimbursement Payment payable upon a
                                           designation of an Early Termination
                                           Date shall be paid to the Swap
                                           Counterparty from the portion of the
                                           proceeds of the Early Redemption or
                                           Mandatory Liquidation representing
                                           accrued but unpaid interest on the
                                           applicable Underlying Security prior
                                           to any payments to holders of the
                                           Units from such portion of the
                                           proceeds.

Expenses:...............................   The Trustee shall retain an amount
                                           of each Underlying Distribution
                                           received from the Swap Counterparty
                                           equal to 0.063% per annum of the
                                           then current principal amount of the
                                           Underlying Securities (computed on a
                                           30/360 day count basis), in order to
                                           pay the expenses of the Trust and
                                           shall deposit such amounts in an
                                           "Expense Account." The Trustee shall
                                           be responsible for paying the
                                           Trustee Fees on behalf of the Trust
                                           and paying other expenses of the
                                           Trust, including rating agency and
                                           listing fees.

                                           In addition, the Trust shall invest
                                           any Underlying Distributions of
                                           principal it receives between
                                           Interest Payment Dates in "Eligible
                                           Assets," as defined in Rule 3a-7,
                                           that mature prior to the succeeding
                                           Interest Payment Date and


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                                           that are Permitted Investments. The
                                           Trust shall deliver such Underlying
                                           Distributions of principal to
                                           holders on the subsequent Interest
                                           Payment Date and shall retain any
                                           income the Trust earns on those
                                           investments and deposit such income
                                           in the Expense Account. The Trust
                                           shall not be responsible or liable
                                           for any losses on such investments.
                                           Any of such income not used to pay
                                           the expenses of the Trust will be
                                           distributed quarterly to the
                                           Depositor as described below.

                                           In the event that the Swap Agreement
                                           is terminated in full prior to the
                                           Scheduled Final Distribution Date,
                                           the Trustee shall retain, for its
                                           own expenses and the expenses of the
                                           Administrative Agent, a portion of
                                           each Interest Payment it receives
                                           from each Underlying Security Issuer
                                           and a portion of the accrued and
                                           unpaid interest received upon a
                                           Mandatory Liquidation of an
                                           Underlying Security. The amount
                                           retained for expenses at the time of
                                           an Interest Payment will be equal to
                                           the aggregate amount of such
                                           distribution multiplied by a
                                           fraction, the numerator of which is
                                           0.063% and the denominator of which
                                           is the per annum interest rate
                                           applicable to such Underlying
                                           Security for the relevant accrual
                                           period. The amount retained for
                                           expenses at the time of a Mandatory
                                           Liquidation will be equal to the
                                           accrued but unpaid interest on such
                                           Underlying Security as of the date
                                           of the Mandatory Liquidation
                                           multiplied by a fraction, the
                                           numerator of which is 0.063% and the
                                           denominator of which is the per
                                           annum interest rate applicable to
                                           such Underlying Security for the
                                           relevant accrual period.

                                           As compensation for and in payment
                                           of


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                                           trust expenses related to its
                                           services under the Trust Agreement
                                           (other than Extraordinary Trust
                                           Expenses), the Trustee will receive
                                           Trustee fees on each Interest
                                           Payment Date in an amount equal to
                                           1/12 of $5,000.00 ("Trustee Fees").

                                           To the extent that the amount
                                           retained by the Trust is not
                                           sufficient to cover the Trust's
                                           expenses, the Depositor shall be
                                           responsible for such shortfall. The
                                           Trustee shall not be permitted to
                                           divert, utilize or access any Trust
                                           Property (other than as explicitly
                                           permitted herein) to cover such
                                           shortfall. If any amount remains in
                                           the Expense Account upon payment of
                                           the Trust's expenses, such amount
                                           shall be distributed on the 25th day
                                           of each March, June, September and
                                           December or the next succeeding
                                           Business Day, commencing December
                                           26, 2003 to the Depositor.

Extraordinary Trust Expenses:...........   The Depositor shall indemnify the
                                           Trustee for Extraordinary Trust
                                           Expenses incurred by the Trustee up
                                           to the Maximum Reimbursable Amount
                                           in the aggregate. If the Trustee
                                           incurs Extraordinary Trust Expenses
                                           that in the aggregate exceed the
                                           Trigger Amount, an "Excess Expense
                                           Event" will occur unless the
                                           Depositor, in its sole discretion,
                                           agrees to increase the Maximum
                                           Reimbursable Amount. If, after the
                                           Depositor has increased the Maximum
                                           Reimbursable Amount, Extraordinary
                                           Trust Expenses reach the
                                           then-applicable Trigger Amount, an
                                           "Excess Expense Event" will again
                                           occur unless the Depositor, in its
                                           sole discretion, further increases
                                           the Maximum Reimbursable Amount.

Maximum Reimbursement Amount:...........   Initially $100,000, and thereafter
                                           any higher amount specified by the
                                           Depositor in writing to the Trustee;
                                           provided that any increase in the
                                           Maximum Reimbursable Amount shall
                                           result in a Maximum Reimbursable
                                           Amount at least $25,000 higher than
                                           the amount of all Extraordinary
                                           Trust Expenses incurred to the date
                                           of such increase.

Trigger Amount:.........................   The Maximum Reimbursable Amount minus
                                           $75,000

Specified Percentage:...................   66-2/3%

Form:...................................   Global Underlying Security

Depositary:.............................   DTC

Listing:................................   The Units have been approved for
                                           listing on the American Stock
                                           Exchange.

ERISA Restrictions:.....................   No ERISA restrictions will apply to
                                           the Units.

QIB Restriction:........................   Not applicable to the Units.

Depositor Optional Exchange:............   Not applicable to the Units.

Retained Interest:......................   The Depositor retains the right to
                                           receive any and all interest that
                                           accrues on the Underlying Securities
                                           prior to the Cut-off Date. The
                                           Depositor shall receive such accrued
                                           interest with respect to each
                                           Underlying Security on the date such
                                           interest is received by the Trust
                                           from the relevant Underlying
                                           Security Issuer.

                                           If an Underlying Security Default
                                           occurs with respect to an Underlying
                                           Security on or prior to the first
                                           Interest Payment Date with respect
                                           to that Underlying Security and the
                                           Depositor does not receive such
                                           retained interest amount, the
                                           Depositor shall have a claim for
                                           such retained interest, and shall be
                                           paid pari passu with any payments
                                           owed to holders of the Units after
                                           the Cut-off Date from any proceeds
                                           recovered on the Underlying
                                           Security.

                                           See Schedule II for the amount of
                                           the Retained Interest for each
                                           Underlying Security.

Rating Agency Condition:.................  The definition of Rating Agencies
                                           Condition in the Standard Terms
                                           shall not apply.

                                           "Rating Agency Condition": With
                                           respect to any specified action or
                                           determination, means receipt of (i)
                                           written confirmation by Moody's (if
                                           the Units are rated by Moody's, for
                                           so long as the Units are
                                           outstanding and rated by Moody's)
                                           and (ii) written confirmation by
                                           S&P (if the Units are rated by S&P,
                                           for so long as the Units are
                                           outstanding and rated by S&P), that
                                           such specified action or
                                           determination will not result in
                                           the reduction or withdrawal of
                                           their then-current ratings on the
                                           Units. Such satisfaction may relate
                                           either to a specified transaction
                                           or may be a confirmation with
                                           respect to any future transactions
                                           which comply with generally
                                           applicable conditions published by
                                           the applicable rating agency.

Notices to Rating Agencies:.............   Section 12.07 of the Standard Terms
                                           is hereby amended to include the
                                           following additional items:

                                           (vi) the occurrence of any Trust
                                           Wind-Up Event; and

                                           (v) the occurrence of any Mandatory
                                           Liquidation.

                                             Schedule II
                                 (Terms of Deposited Trust Property)

----------------------------------------------------------------------------------------------------
Underlying Issuer      Interest  Credit Rating:  Principal Amount     Interest         Original
and Underlying         Rate      Moody's/S&P     per Underlying       Payment Dates    Issue Date
Security                                         Security
----------------------------------------------------------------------------------------------------
Bank of America        4.875%    Aa2/A+          $1,000,000           January 15 and   January 23,
Corporation 4.875%                                                    July 15          2003
Senior Notes due 2013
----------------------------------------------------------------------------------------------------
Bank One Corporation   5.250%    A1/A-           $1,000,000           January 30 and   October 24,
5.25% Subordinated                                                    July 30          2002
Notes due 2013
----------------------------------------------------------------------------------------------------
BB&T Corporation       4.750%    A2/A-           $1,000,000           April 1 and      September 24,
4.75% Subordinated                                                    October 1        2002
Notes due 2012
----------------------------------------------------------------------------------------------------
Boeing Capital         5.800%    A3/A            $1,000,000           January 15 and   July 25, 2002
Corporation 5.80%                                                     July 15
Senior Notes due 2013
----------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
Underlying Issuer         Maturity     Redemption(1)    CUSIP No.     Retained    Commission
and Underlying            Date                                        Interest    File No.
Security
--------------------------------------------------------------------------------------------
Bank of America           January      Tax Redemption   060505AX2     $ 9,479.17   1-6523
Corporation 4.875%        15, 2013
Senior Notes due 2013
--------------------------------------------------------------------------------------------
Bank One Corporation      January      Tax Redemption   06423AAS2     $ 8,020.83   1-15323
5.25% Subordinated        30, 2013
Notes due 2013
--------------------------------------------------------------------------------------------
BB&T Corporation          October 1,   N/A              054937AD9     $22,958.33   1-10853
4.75% Subordinated        2012
Notes due 2012
--------------------------------------------------------------------------------------------
Boeing Capital            January      Make-whole;      097014AH7     $11,277.78   1-10795
Corporation 5.80%         15, 2013     Tax Redemption
Senior Notes due 2013
--------------------------------------------------------------------------------------------

--------
(1) Redemption Terms:
     o  Tax Redemption - redemption by the Security Issuer upon the occurrence of certain tax events.
     o  Make-whole - redemption by the Security Issuer at any time for a make-whole amount equal to the principal balance plus the present value of all scheduled interest payments.
     o  N/A - not redeemable by the Security Issuer at any time.

                                           II-1

----------------------------------------------------------------------------------------------------
Underlying Issuer      Interest  Credit Rating:  Principal Amount     Interest         Original
and Underlying         Rate      Moody's/S&P     per Underlying       Payment Dates    Issue Date
Security                                         Security
----------------------------------------------------------------------------------------------------
Campbell Soup          5.000%    A3/A            $1,000,000           June 3 and       December 2,
Company 5.00%                                                         December 3       2002
Notes due 2012
----------------------------------------------------------------------------------------------------
Citigroup Inc.         5.625%    Aa2/A+          $1,000,000           February 27      August 26,
5.625% Subordinated                                                   and              2002
Notes due 2012                                                        August 27
----------------------------------------------------------------------------------------------------
ConocoPhillips         4.750%    A3/A-           $1,000,000           April 15 and     March 4, 2003
4.75% Notes due 2012                                                  October 15

----------------------------------------------------------------------------------------------------
Consolidated Edison    5.625%    A1/A            $1,000,000           January 1 and    June 24, 2002
Company of New York,                                                  July 1
Inc. 5.625% Debentures,
Series 2002 A due
2012

----------------------------------------------------------------------------------------------------
Credit Suisse First    6.500%    Aa3/A+          $1,000,000           January 15 and   January 11,
Boston (USA), Inc.                                                    July 15          2002
6.50% Notes due
January 15, 2012

----------------------------------------------------------------------------------------------------
Dominion Resources,    5.700%    Baa1/BBB+       $1,000,000           March 17 and     September 16,
Inc.                                                                  September 17     2002
2002 Series C 5.70%
Senior Notes due 2012

----------------------------------------------------------------------------------------------------
The Dow Chemical       6.000%    A3/A-           $1,000,000           April 1 and      August 29,
Company 6% Notes due                                                  October 1        2002
2012
----------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
Underlying Issuer         Maturity     Redemption(1)    CUSIP No.     Retained    Commission
and Underlying            Date                                        Interest    File No.
Security
--------------------------------------------------------------------------------------------
Campbell Soup             December     Make-whole       134429AR0     $15,555.56   1-3822
Company 5.00%             3, 2012
Notes due 2012
--------------------------------------------------------------------------------------------
Citigroup Inc.            August 27,   Tax Redemption   172967BP5     $ 4,375.00   1-09924
5.625% Subordinated       2012
Notes due 2012
--------------------------------------------------------------------------------------------
ConocoPhillips            October      Make-whole       20825CAE4     $21,111.11   0-49987
4.75% Notes due 2012      15, 2012

--------------------------------------------------------------------------------------------
Consolidated Edison       July 1,      N/A              209111DZ3     $13,125.00   1-1217
Company of New York,      2012
Inc. 5.625% Debentures,
Series 2002 A due
2012

--------------------------------------------------------------------------------------------
Credit Suisse First       January      Make-whole;      22541LAC7     $12,638.89   1-6862
Boston (USA), Inc.        15, 2012     Tax Redemption
6.50% Notes due
January 15, 2012

--------------------------------------------------------------------------------------------
Dominion Resources,       September    Make-whole       257469AF3     $ 1,266.67   1-8489
Inc.                      17, 2012
2002 Series C 5.70%
Senior Notes due 2012

--------------------------------------------------------------------------------------------
The Dow Chemical          October 1,   Make-whole       260543BR3     $29,000.00   1-3433
Company 6% Notes due      2012
2012

--------------------------------------------------------------------------------------------

                                                II-2

----------------------------------------------------------------------------------------------------
Underlying Issuer      Interest  Credit Rating:  Principal Amount     Interest         Original
and Underlying         Rate      Moody's/S&P     per Underlying       Payment Dates    Issue Date
Security                                         Security
----------------------------------------------------------------------------------------------------
Duke Energy            5.625%    Baa1/BBB+       $1,000,000           May 30 and       November 20,
Corporation 5.625%                                                    November 30      2002
Senior Notes due 2012

----------------------------------------------------------------------------------------------------
Ford Motor Credit      7.250%    A3/BBB          $1,000,000           April 25 and     October 25,
Company 7.250%                                                        October 25       2001
GlobLs due October
25, 2011

----------------------------------------------------------------------------------------------------
General Electric       5.000%    Aaa/AAA         $1,000,000           February 1 and   January 28,
Company 5% Notes due                                                  August 1         2003
2013

----------------------------------------------------------------------------------------------------
General Motors         6.875%    A3/BBB          $1,000,000           February 28 and  August 29,
Acceptance                                                            August 28        2002
Corporation 6.875%
Notes due August 28,
2012

----------------------------------------------------------------------------------------------------
The Goldman Sachs      4.750%    Aa3/A+          $1,000,000           January 15 and   July 15, 2003
Group, Inc.                                                           July 15
4.750% Notes due 2013

----------------------------------------------------------------------------------------------------
John Deere Capital     5.100%    A3/A-           $1,000,000           January 15 and   January 10,
Corporation 5.10%                                                     July 15          2003
Global Debentures
due January 15, 2013

----------------------------------------------------------------------------------------------------
Johnson & Johnson      3.800%    Aaa/AAA         $1,000,000           May 15 and       May 22, 2003
3.80% Debentures due                                                  November 15
May 15, 2013
----------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
Underlying Issuer         Maturity     Redemption(1)    CUSIP No.     Retained    Commission
and Underlying            Date                                        Interest    File No.
Security
--------------------------------------------------------------------------------------------
Duke Energy               November     Make-whole       264399EF9     $17,968.75   1-4928
Corporation 5.625%        30, 2012
Senior Notes due 2012

--------------------------------------------------------------------------------------------
Ford Motor Credit         October      Tax Redemption   345397TY9     $30,208.33   1-6368
Company 7.250%            25, 2011
GlobLs due October
25, 2011

--------------------------------------------------------------------------------------------
General Electric          February     N/A              369604AY9     $ 7,500.00   1-35
Company 5% Notes due      1, 2013
2013

--------------------------------------------------------------------------------------------
General Motors            August 28,   Tax Redemption   370425SE1     $ 5,156.25   1-3754
Acceptance                2012
Corporation 6.875%
Notes due August 28,
2012

--------------------------------------------------------------------------------------------
The Goldman Sachs         July 15,     Tax Redemption   38141GDK7     $ 9,236.11   1-14965
Group, Inc.               2013
4.750% Notes due 2013

--------------------------------------------------------------------------------------------
John Deere Capital        January      Tax Redemption   244217BK0     $ 9,916.67   1-6458
Corporation 5.10%         15, 2013
Global Debentures
due January 15, 2013

--------------------------------------------------------------------------------------------
Johnson & Johnson         May 15,      N/A              478160AM6     $12,983.33   1-3215
3.80% Debentures due      2013
May 15, 2013

--------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Underlying Issuer      Interest  Credit Rating:  Principal Amount     Interest         Original
and Underlying         Rate      Moody's/S&P     per Underlying       Payment Dates    Issue Date
Security                                         Security
----------------------------------------------------------------------------------------------------
Limited Brands, Inc.   6.125%    Baa1/BBB+       $1,000,000           June 1 and       December 3,
6.125% Notes due                                                      December 1       2002
December 1, 2012

----------------------------------------------------------------------------------------------------
Marsh and McLennan     4.850%    A2/AA-          $1,000,000           February 15 and  February 19,
Companies, Inc.                                                       August 15        2003
4.850% Senior Notes
due 2013

----------------------------------------------------------------------------------------------------
Merck & Co., Inc.      4.375%    Aaa/AAA         $1,000,000           February 15 and  February 18,
4.375% Notes due 2013                                                 August 15        2003

----------------------------------------------------------------------------------------------------
SBC Communications     5.875%    A1/A+           $1,000,000           February 15 and  August 19,
Inc. 5.875% Global                                                    August 15        2002
Notes Due August 15,
2012

----------------------------------------------------------------------------------------------------
Union Oil Company of   5.050%    Baa2/BBB+       $1,000,000           April 1 and      October 3,
California 5.05%                                                      October 1        2002
Senior Notes due 2012

----------------------------------------------------------------------------------------------------
Verizon Virginia       4.625%    Aa3/A+          $1,000,000           March 15 and     March 14,
Inc. 4.625%                                                           September 15     2003
Debentures, Series
A, due 2013

----------------------------------------------------------------------------------------------------
Wal-Mart Stores,       4.550%    Aa2/AA          $1,000,000           May 1 and        April 29,
Inc. 4.55% Notes Due                                                  November 1       2003
2013
----------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
Underlying Issuer         Maturity     Redemption(1)    CUSIP No.     Retained    Commission
and Underlying            Date                                        Interest    File No.
Security
--------------------------------------------------------------------------------------------
Limited Brands, Inc.      December     Make-whole       532716AH0     $19,395.83   1-8344
6.125% Notes due          1, 2012
December 1, 2012

--------------------------------------------------------------------------------------------
Marsh and McLennan        February     N/A              571748AJ1     $ 5,388.89   1-5998
Companies, Inc.           15, 2013
4.850% Senior Notes
due 2013

--------------------------------------------------------------------------------------------
Merck & Co., Inc.         February     N/A              589331AH0     $ 4,861.11   1-3305
4.375% Notes due 2013     15, 2013

--------------------------------------------------------------------------------------------
SBC Communications        August 15,   Make-whole       78387GAK9     $ 6,527.78   1-8610
Inc. 5.875% Global        2012
Notes Due August 15,
2012

--------------------------------------------------------------------------------------------
Union Oil Company of      October 1,   Make-whole       907770BG5     $24,408.33   1-8483
California 5.05%          2012
Senior Notes due 2012

--------------------------------------------------------------------------------------------
Verizon Virginia          March 15,    Make-whole       92345NAA8     $ 1,284.72   1-6964
Inc. 4.625%               2013
Debentures, Series
A, due 2013

--------------------------------------------------------------------------------------------
Wal-Mart Stores,          May 1, 2013  Tax Redemption   931142BT9     $18,452.78   1-6991
Inc. 4.55% Notes Due
2013

--------------------------------------------------------------------------------------------

                                            II-4

                                  Schedule III
                             Swap Agreement Confirm






                                     III-1

--------------------------------------------------------------------------------
Date:   September 25, 2003

To:     Structured Asset Trust Unit             From:      Morgan Stanley
        Repackagings CBT Series 2003-1 Units               Capital Services Inc.
        Trust -- Corporate Bond TRACERS(SM)
        Units

Attn:   Asset-Backed Securities Group           Contact:   Chris Boas
        Structured Asset Trust Unit
        Repackagings CBT Series 2003-1 Units
        Trust -- Corporate Bond TRACERS(SM)
        Units

Fax:    312-904-2084                            Fax:       212-761-0406

Tel:    312-904-9387                            Tel:       212-761-1395
--------------------------------------------------------------------------------

Re: Interest Rate Swap Transaction. MS Reference Number

     The purpose of this letter agreement and the Schedule A attached hereto is to confirm the terms and conditions of the 25 Transactions entered into between you and Morgan Stanley Capital Services Inc. on the Trade Date specified below (the "Transactions"). With respect to each Underlying Security held by the Trust as of the Trade Date, the terms as set forth in Schedule A hereto with respect to such Underlying Security together with the terms of this letter agreement constitute a separate "Confirmation" of a Transaction as referred to in the Agreement.

     The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. ("ISDA")) are incorporated into this letter agreement. In the event of any inconsistency between those definitions and this letter agreement, this letter agreement will govern.

          1. Each Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of September 25, 2003, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern each Confirmation except as expressly modified below.

          2. With respect to each Underlying Security, the terms of the Transaction to which this letter agreement relates are as follows:

Fixed Rate I Payer:                     Morgan Stanley Capital Services Inc.
                                        ("MSCS" or "Party A")

Fixed Rate II Payer:                    CBT Series 2003-1 Units Trust (the
                                        "Trust" or "Party B")

Trade Date:                             September 9, 2003

Effective Date:                         September 25, 2003

Termination Date:                       The earliest of (i) the occurrence of a
                                        Mandatory Liquidation of the Underlying
                                        Security, (ii) the occurrence of a
                                        Specified Trust Wind-Up Event, (iii)
                                        the Fixed Rate I Payer Payment Date
                                        immediately following the occurrence of
                                        any early redemption or prepayment of
                                        the entire principal amount of the
                                        Underlying Security held by the Trust
                                        (an "Early Repayment") and (iv) the
                                        Fixed Rate I Payer Payment Date
                                        immediately following the Maturity Date
                                        for the Underlying Security, subject to
                                        Section 4 below.

                                        If in connection with an Early
                                        Repayment or on the Maturity Date,
                                        Party B does not receive the full
                                        amount of principal and accrued and
                                        unpaid interest on the Underlying
                                        Security on the payment date therefor,
                                        no Termination Date shall occur with
                                        respect to such Early Repayment or
                                        Maturity Date unless and until such
                                        principal and accrued and unpaid
                                        interest are paid in full. In the event
                                        such failure to pay such amounts when
                                        due results in a Mandatory Liquidation,
                                        the Transaction with respect to the
                                        Underlying Security will terminate
                                        pursuant to such Mandatory Liquidation.

Business Days:                          New York and Chicago

Calculation Agent:                      Party A

I. Fixed Rate I Payments:

      Fixed Rate I Notional Amount:     For each Fixed Rate I Calculation
                                        Period, the "Notional Amount" as set
                                        forth in Schedule A (as amended from
                                        time to time) hereto corresponding to
                                        the Underlying Security as determined
                                        at the beginning of each Calculation
                                        Period; provided that for any Fixed
                                        Rate I Calculation Period, the Fixed
                                        Rate I Notional Amount will be zero in
                                        the event the Underlying Security is
                                        subject to a Mandatory Liquidation or a
                                        Specified Trust Wind-Up Event occurs
                                        during such Fixed Rate I Calculation
                                        Period.

      Fixed Rate I Fixed Rate:          For any Fixed Rate I Period End Date,
                                        the Rate set forth in Schedule A (as
                                        amended from time to time) hereto
                                        corresponding to the Underlying
                                        Security.

      Fixed Rate I Modifications:       In the event that any payment terms of
                                        the Underlying Security are modified or
                                        the principal amount of the Underlying
                                        Security held by the Trust is reduced,
                                        the Calculation Agent will adjust the
                                        Fixed Rate I Notional Amount and/or the
                                        Fixed Rate I Fixed Rate corresponding
                                        to the Underlying Security to reflect
                                        such modification or reduction. The
                                        Calculation Agent shall determine in a
                                        commercially reasonable manner the date
                                        such modified or reduced Fixed Rate I
                                        Fixed Rate is effective.

      Fixed Rate I Day Count Fraction:  30/360

      Fixed Rate I Payment Date:        The 25th day of each calendar month,
                                        from and including October 25, 2003 to
                                        and including the Termination Date and
                                        the Termination Date, but only if such
                                        Termination Date is caused by an Early
                                        Repayment or the occurrence of the
                                        Maturity Date, in each case subject to
                                        adjustment in accordance with the
                                        Modified Following Business Day
                                        Convention.

      Fixed Rate I Period End Dates:    Each Fixed Rate I Payment Date;
                                        provided that with respect to any Fixed
                                        Rate I Payment Date resulting from the
                                        occurrence of an Early Repayment or the
                                        occurrence of the Maturity Date, the
                                        applicable Fixed Rate I Period End Date
                                        shall be the next Fixed Rate I Payment
                                        Date that would have occurred but for
                                        the occurrence of such Early Repayment
                                        or Maturity Date.

II. Fixed Rate II Payments:

      Fixed Rate II Payment Amounts:    All amounts received by Party B as the
                                        holder of a principal amount of the
                                        Underlying Security equal to the
                                        Notional Amount set forth in Schedule A
                                        hereto corresponding to the Underlying
                                        Security, other than (i) amounts due to
                                        Party B with respect to the payment or
                                        repayment of principal and (ii) amounts
                                        constituting Retained Interest. For the
                                        avoidance of doubt, any make-whole
                                        premium or similar amount paid to Party
                                        B upon an early redemption of an
                                        Underlying Security will not be treated
                                        as the payment or repayment of
                                        principal.

      Fixed Rate II Payment Dates:      With respect to any Fixed Rate II
                                        Amount, the Business Day such amount is
                                        received by the Trust; provided that if
                                        any such amount is not received by the
                                        Trust by 12 noon (New York City time)
                                        on such Business Day, such Fixed Rate
                                        II Payment Date shall be the next
                                        Business Day.

III. Additional Payments:

      Payments upon Mandatory           In the event of a termination of the
         Liquidation or Specified       Transaction due to the Mandatory
          Trust Wind-Up Event:          Liquidation of the Underlying Security
                                        or a Specified Trust Wind-Up Event,
                                        Party A shall be entitled to receive
                                        from Party B a Reimbursement Payment
                                        (as defined below).

                                        The "Reimbursement Payment" with
                                        respect to a Mandatory Liquidation or a
                                        Specified Trust Wind-Up Event shall be
                                        equal to the accrued but unpaid
                                        interest on the Underlying Security, in
                                        accordance with its terms, for the
                                        period from and excluding the last
                                        interest payment date for the
                                        Underlying Security on which the full
                                        amount of interest due was actually
                                        paid (or from and excluding the
                                        Effective Date if the last such
                                        interest payment date for the
                                        Underlying Security was prior to the
                                        Effective Date) to and including the
                                        Fixed Rate I Payment Date immediately
                                        preceding the date of such Mandatory
                                        Liquidation or Specified Trust Wind-Up
                                        Event (or to and including the
                                        Effective Date if such Mandatory
                                        Liquidation or Specified Trust Wind-Up
                                        Event occurs prior to the first Fixed
                                        Rate I Payment Date). For the avoidance
                                        of doubt, in the event that the ending
                                        date for the foregoing accrual period
                                        is prior to the starting date for the
                                        accrual period, or in the event that
                                        both the ending date and starting date
                                        of such accrual period are the same
                                        date, the Reimbursement Payment shall
                                        be zero.

                                        Such Reimbursement Payment shall be
                                        paid by Party B to Party A upon receipt
                                        of the liquidation proceeds of the
                                        Underlying Security, but only from the
                                        amount of such liquidation proceeds
                                        that are attributable to accrued but
                                        unpaid interest on the Underlying
                                        Security (the "Interest Component"), as
                                        determined by the Calculation Agent. In
                                        the event the Interest Component is
                                        insufficient to make the Reimbursement
                                        Payment in full, Party B's obligation
                                        to pay the Reimbursement Payment shall
                                        be satisfied in full upon payment of
                                        the Interest Component to Party A.

                                        In the event that the Underlying
                                        Security is liquidated while trading
                                        "with accrued" interest (as determined
                                        by the Calculation Agent), the Interest
                                        Component shall be equal to the full
                                        amount of the accrued but unpaid
                                        interest on the Underlying Security. In
                                        the event that the Underlying Security
                                        is liquidated at a time it is not
                                        trading "with accrued" interest (as
                                        determined by the Calculation Agent),
                                        the Interest Component shall be equal
                                        to the product of the liquidation
                                        proceeds multiplied by a fraction, the
                                        numerator of which is the amount of the
                                        accrued but unpaid interest on the
                                        Underlying Security and the denominator
                                        of which is the sum of the then
                                        outstanding principal amount of the
                                        Underlying Security plus the amount of
                                        the accrued and unpaid interest on the
                                        Underlying Security.

IV.   Net Expense Limitation:           In the event that Party A or its Credit
                                        Support Provider is downgraded to Baa1
                                        or lower by Moody's Investor Service,
                                        Inc., for so long as Party A or its
                                        Credit Support Provider is rated Baa1
                                        or lower, the Fixed Rate II Payment
                                        Amounts shall be reduced to the extent
                                        that such payment would result in a
                                        negative Net Exposure Amount. In the
                                        event that a Fixed Rate II Payment
                                        Amount is so reduced, the next Fixed
                                        Rate I Payment Amount due to Party B
                                        shall also be reduced by the same
                                        amount.

                                        "Net Exposure Amount" means, on each
                                        Fixed Rate I Payment Date, (a) the sum
                                        of all Reimbursement Payments that
                                        would be due to Party A under each then
                                        outstanding Transaction if a Specified
                                        Trust Wind-Up Event were to occur on
                                        such date (not taking into account the
                                        corresponding Fixed Rate II Payment
                                        Amount), less (b) such corresponding
                                        Fixed Rate II Payment Amount.

          3. Additional Definitions.

               "Mandatory Liquidation" has the meaning set forth in the Trust Agreement.

               "Maturity Date" means the maturity date listed in Schedule A with respect to an Underlying Security.

               "Retained Interest" has the meaning set forth in the Trust Agreement.

               "Specified Trust Wind-Up Event" means a Trust Wind-Up Event resulting from: (i) the occurrence of an "Excess Expense Event", (ii) a designation of a "Tax Event" under the Trust Agreement or (iii) the failure of the Trust to satisfy the requirements of "Rule 3a-7" (terms in quotations in (i), (ii) and (iii) having the meanings set forth in the Trust Agreement).

               "Trust Agreement" means the trust agreement dated as of September 25, 2003, between MS Structured Asset Corp. and LaSalle Bank National Association.

               "Trust Wind-Up Event" has the meaning set forth in the Trust Agreement.

               "Underlying Security" has the meaning set forth in the Trust Agreement.

          4. Swap Termination Payments.

               In the event an Early Termination Date is designated, a termination payment shall not be determined in accordance with Section 6(e) of the Agreement, but instead shall be calculated and paid as follows. Upon the occurrence of an Early Termination Date, Party A shall be entitled to receive from Party B a Reimbursement Payment (as defined below). Other than Unpaid Amounts (which shall be paid in accordance with the terms of the Agreement) and such Reimbursement Payment (which shall be paid as described below), no other payments shall be due or payable by either Party after the occurrence of such Early Termination Date. For the avoidance of doubt, the designation of an Early Termination Date shall not cause a date to become a Fixed Rate I Payment Date or a Fixed Rate II Payment Date that would not have otherwise been such a payment date.

               The "Reimbursement Payment" with respect to an Early Termination Date for the Underlying Security shall be equal to the accrued but unpaid interest on the Underlying Security, in accordance with its terms, for the period from and excluding the last interest payment date for the Underlying Security on which the full amount of interest due was actually paid (or from and excluding the Effective Date if the last such interest payment date for the Underlying Security was prior to the Effective Date) to and including the Fixed Rate I Payment Date immediately preceding such Early Termination Date (or to and including the Effective Date if such Early Termination Date occurs prior to the first Fixed Rate I Payment Date). For the avoidance of doubt, in the event that the ending date for the foregoing accrual period is prior to the starting date for the accrual period, or in the event that both the ending date and starting date of such accrual period are the same date, the Reimbursement Payment shall be zero. Such Reimbursement Payment shall be paid over time by Party B to Party A upon receipt by Party B of amounts that would have constituted Fixed Rate II Payment Amounts had the Transaction not been terminated.

               In the event an Early Repayment or the Maturity Date occurs prior to payment in full of such Reimbursement Payment, the Reimbursement Payment shall be paid out of the interest proceeds received by Party B in connection with any such Early Repayment or occurrence of the Maturity Date. In the event a Mandatory Liquidation or Specified Trust Wind-Up Event occurs prior to payment in full of such Reimbursement Payment, the Reimbursement Payment shall be paid out of the liquidation proceeds of the Underlying Security, but only from the portion of such liquidation proceeds constituting the Interest Component (as defined above), as determined by the Calculation Agent. In the event the Interest Component is insufficient to make the Reimbursement Payment in full, Party B's obligation to pay the Reimbursement Payment shall be satisfied in full upon payment of the Interest Component to Party A.

          5. Account Details.

Payments to Party A:             USD: PAY CITIBANK NEW YORK (CITIUS33)
                                 FAV: MORGAN STANLEY CAPITAL SERVICES
                                 ACC:
                                 ABA: 021 000 089


Operations Contact:              Barbara Kent
                                 Tel:  212-537-1449
                                 Fax:  212-537-1868

Payments to Party B:             LaSalle Bank National Association, Chicago,
                                 Illinois
                                 ABA No. 071 000 505
                                 Reference:  CBT Series 2003-1 Units Trust
                                 Unit Account
                                 Account No.:

Operations Contact:              Andy Streepey
                                 Tel:  312-904-9387
                                 Fax: 312-904-2084

     Please confirm that the foregoing correctly sets forth the terms of our agreement MS Reference Number by executing this Confirmation and returning it to us.


Best Regards,

MORGAN STANLEY CAPITAL SERVICES INC.


BY: /s/ John Kehoe
    -----------------------------
    Name:  John Kehoe
    Title: Attorney-in-Fact


Acknowledged and agreed as of the date first written above:

STRUCTURED ASSET TRUST UNIT REPACKAGINGS CBT SERIES 2003-1 UNITS TRUST
BY:  LaSalle Bank National Association,
     as Trustee


BY: /s/ Ann M. Kelly
    -----------------------------
    Name:  Ann M. Kelly
    Title: Assistant Vice President

                                    SCHEDULE
                                     to the
                                Master Agreement
                         dated as of September 25, 2003
                                     between
                      MORGAN STANLEY CAPITAL SERVICES INC.
                                   ("Party A")
                                       and
                          CBT SERIES 2003-1 UNITS TRUST
                           ("Party B" or the "Trust")


Part 1.  Termination Provisions.

(a) "Failure to Pay or Deliver", "Breach of Agreement", "Credit Support Default" "Misrepresentation", "Default Under Specified Transaction", "Cross-Default", "Bankruptcy", "Merger Without Assumption": Section 5(a) will not apply to Party B. Sections 5(a)(v) and 5(a)(vi) shall not apply to Party A.

(b) "Credit Event Upon Merger"; "Tax Event Upon Merger": Sections 5(b)(iii) and 5(b)(iv) will not apply to Party A or Party B.

(c) The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A or Party B.

(d) Payments on Early Termination. "Market Quotation" and "Second Method" will apply for purposes of Section 6(e) of this Agreement.

(e)   "Termination Currency" means United States Dollars.

(f) Additional Termination Event will apply. Any "Trust Wind-Up Event" under the Trust Agreement, dated the date hereof (the "Trust Agreement"), between Party B and LaSalle Bank National Association, shall constitute an Additional Termination Event. Party B shall be the Affected Party and all Transactions shall be Affected Transactions.

      If a Trust Wind-Up Event has occurred and Party A has not designated an Early Termination Date in accordance with Section 6(b) of the Master Agreement, as applicable, within three Business Days after receiving written notice from Party B, then Party B shall be entitled to designate an Early Termination Date.

Part 2. Tax Representations.

(a) Payer Tax Representations. For the purpose of Section 3(e), Party A and Party B each makes the following representation:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(a)(iii), 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:-

      (i) the accuracy of any representation made by the other party pursuant to Section 3(f);

      (ii)  the satisfaction of the agreement of the other party contained in
            Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

      (iii) the satisfaction of the agreement of the other party contained in
            Section 4(d);

      provided that it shall not be a breach of this representation where reliance is placed on clause (ii), and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)   Payee Tax Representations. There are no payee representations.


Part 3.  Agreement to Deliver Documents.

  Party required to                                                          Date by which               Covered by Section 3(d)
   deliver document             Form/Document/Certificate                   to be delivered                  Representations
Party A and Party B         Either (1) a signature booklet              The earlier of the fifth                    Yes
                            containing secretary's certificate          Business Day after the Trade
                            and resolutions ("authorizing               Date of the first Transaction
                            resolutions") authorizing the party         or upon execution of this
                            to enter into derivatives                   Agreement and as deemed
                            transactions of the type contemplated       necessary for any further
                            by the parties or (2) a secretary's         documentation.
                            certificate, authorizing resolutions
                            and incumbency certificate for such
                            party and any Credit Support Provider
                            of such party reasonably satisfactory
                            in form and substance to the other
                            party.

Party B                     Certified copies of documents               As soon as practicable after                Yes
                            evidencing Party B's capacity to            the execution of this Agreement
                            execute this Agreement, each
                            Confirmation and any Credit Support
                            Document (if applicable) and to
                            perform its obligations hereunder and
                            thereunder.

Party B                     A written opinion of legal counsel to       Upon execution of this                      No
                            Party B, reasonably satisfactory to         Agreement and as deemed
                            Party A.                                    necessary for any further
                                                                        documentation.

  Party required to                                                          Date by which               Covered by Section 3(d)
   deliver document             Form/Document/Certificate                   to be delivered                  Representations
Party A and Party B         Such other documents as the other           Upon request.                               No
                            party may reasonable request.


Part 4. Miscellaneous.

(a) Addresses for Notices. For the purpose of Section 12(a) of this Agreement:-

      (i)  Address for notices or communications to Party A:-
           Morgan Stanley Capital Services Inc. 1585 Broadway
           New York, NY 10036
           Attention: Derivative Products Group -- Documentation Facsimile No.: 212-761-0580; Telephone No.: 212-761-2533

      (ii) Address for notices or communications to Party B:-
           CBT Series 2003-1 Units Trust c/o LaSalle Bank National Association 135 S LaSalle Street
           Chicago, Illinois  60603
           Attention:  Asset Backed Securities Trust Services Group -
                       CBT Series 2003-1
           Facsimile No.:  312-904-2084; Telephone No.:  312-904-9387

(b) Notices. Section 12(a) is amended by adding in the third line thereof after the phrase "messaging system" and before the ")" the words, "; provided, however, any such notice or other communication may be given by facsimile transmission if telex is unavailable, no telex number is supplied to the party providing the notice, or if answer back confirmation is not received from the party to whom the telex is sent."

(c) Process Agent. For the purpose of Section 13(c) of this Agreement, Party B irrevocably appoints as its Process Agent:

           Same address as above for notices.

(d)   Offices. The provisions of Section 10(a) will apply to this Agreement.

(e)   Multibranch Party. For the purpose of Section 10(c) of this Agreement:

      Party A is not a Multibranch Party.

      Party B is not a Multibranch Party.

(f)   "Calculation Agent" means Party A.

(g) "Credit Support Document" means any credit support annex, any Confirmation and any other document any of which by its terms secures, guarantees or otherwise supports either or both parties' obligations under this Agreement, including, but not limited to, the guarantee of Morgan Stanley set forth in a letter to the Trust.

(h)   "Credit Support Provider" means in relation to Party A, Morgan Stanley.

(i) Governing Law; Jurisdiction. This Agreement, and Credit Support Document and each Confirmation will be will be governed by and construed in accordance with the laws of the State of New York. Section 13(b) is amended by: (1) deleting "non-" from the second line of clause (i); and
      (2) deleting the final paragraph.

(j) Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(k) Netting of Payment. Clause (ii) of Section 2(c) will apply to any amounts payable with respect to Transactions from the date of this Agreement.

(l) "Affiliate" has the meaning specified in Section 14, but excludes Morgan Stanley Derivative Products Inc.


Part 5.  Other Provisions.

(a) Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed on behalf of the Trust
      (i) this Agreement is executed and delivered by LaSalle Bank National Association, as Trustee under the Trust Agreement in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as representations, warranties, covenants, undertakings and agreements by LaSalle Bank National Association in its individual capacity but is made and intended for the purpose of binding only the Trust and (iii) under no circumstances shall LaSalle Bank National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

(b) Additional Representations. Section 3 is hereby amended by adding at the end thereof the following Subparagraphs:

      "(g) It is an "Eligible Contract Participant" as defined in Section 1a(12) of the Commodity Exchange Act, as amended.

      (h) It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

      (i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

      (j) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

      (k) Status of Parties. The other party is not acting as a fiduciary for or adviser to it in respect of that Transaction. It is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement or any Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise)."

(c) Confirmations. Party A will deliver to Party B a Confirmation relating to each Transaction.

(d) Security. As collateral security for the prompt and complete payment and performance when due of the obligations of Party B hereunder, Party B hereby grants to Party A a continuing security interest in all of Party B's right, title and interest in the Trust Property as such term is defined in the Trust Agreement pursuant to which Party B was formed. Such security interest shall remain in full force and effect until Party A has received amounts due to it hereunder.

(e)   Further Acknowledgments. Each party agrees and acknowledges that:

      (i) Each transfer of funds, securities or other property under this Agreement or any Transaction hereunder constitutes a transfer that may not be avoided under Sections 544, 545, 547, 548(a)(2) or 548(b) of Title 11 of the United States Code (the "Bankruptcy Code").

      (ii) The rights given to each party hereunder upon an Event of Default by the other to cause the liquidation and termination of this Agreement and each Transaction hereunder, and to set off mutual debts and claims in connection therewith, may not be stayed, limited or avoided under the Bankruptcy Code, including, without limitation,
            Section 362, 365(c) or 105(a) thereof.

(f)   Setoff and Related Matters.

      (i) The occurrence or designation of an Early Termination Date on account of an Event of Default with respect to a party hereto ("Y") shall constitute a material breach and event of default (howsoever described) under all Specified Transactions to which Y is a party, whereupon the Nondefaulting Party ("X") or any Affiliate of X shall have the right to terminate, liquidate and otherwise close out any such Specified Transactions (and Y shall be liable for any damages suffered by X and any Affiliate of X as a result thereof). For purposes of Section 6(a) of this Agreement, each Transaction will be deemed to be outstanding until all obligations (including payment, delivery and exchange obligations) in respect of such Transaction have been fully discharged and satisfied.

      (ii) Upon such occurrence, or designation of any Early Termination Date on account on an Event of Default, any amount payable by X or any Affiliate of X under this Agreement, any Specified Transaction with Y, or in respect of any other matured, liquidated or terminated obligation to Y will, at the option of X or any Affiliate of X (and without prior notice to Y), be reduced by its setoff and recoupment against any amount(s) payable by Y to X or any Affiliate of X under this Agreement, any Specified Transaction with Y or in respect of any other matured, liquidated or terminated obligation of Y (and any such amount(s) payable by Y will be discharged promptly and in all respects to the extent it is so setoff). X or an Affiliate of X, as appropriate, will give notice to Y after any setoff and recoupment is effected under this paragraph. If an obligation is unascertained, X or any Affiliate of X, as appropriate, may in good faith estimate that obligation and setoff and recoup in respect of that estimate, subject to the relevant party's accounting to the other(s) when the obligation is ascertained. All obligations of X and any Affiliate of X under this Agreement, any Specified Transaction with Y or in respect of any other matured, liquidated or terminated obligation to Y are subject to the condition precedent that Y shall have performed all of its obligations to X and any Affiliate of X under this Agreement, any Specified Transaction with X and in respect of any other matured, liquidated or terminated obligation of Y. Party A and Party B and their Affiliates intend that all Transactions and Specified Transactions be treated as mutual and part of a single, indivisible contractual and business relationship.

      (iii) If either party ("C"), its Credit Support Provider or any Affiliate of C has reasonable grounds for insecurity regarding a potential default under this Agreement or any Specified Transaction by the other party ("D"), any Credit Support Provider or any Affiliate of D, then C or any Affiliate of C may transfer its rights and obligations under this Agreement or any agreement for a Specified Transaction to any Affiliate of C or to C, and each of the parties hereto agrees to such transfer and to use commercially reasonable efforts to obtain any required consents from its relevant Affiliate to any such transfer.

      (iv) Nothing in this Part 5(f) shall be effective to create a charge or other security interest. This Part 5(f) shall be without prejudice and in addition to any right of setoff, recoupment, combination of accounts, lien or other right to which any party or any of its Affiliates is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(g) Non-Petition. Prior to the date that is one year and one day after all distributions in respect of the Units issued by the Trust have been made, Party A shall not take any action, institute any proceeding, join in any action or proceeding or otherwise cause any action or proceeding against the Trust under the United States Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law ("Insolvency Law") applicable to the Trust, now or hereafter in effect, or which would be reasonably likely to cause the Trust to be subject to, or seek the protection of, any such Insolvency Law.

(h) Rating Agency Condition. No amendment to this Agreement shall take effect unless and until the Rating Agencies Condition specified in the Trust Agreement shall be satisfied with respect to such amendment.

     IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.

                               MORGAN STANLEY CAPITAL SERVICES INC.


                               By: /s/ John Kehoe
                                  -----------------------------------
                               Name:  John Kehoe
                               Title: Attorney-in-Fact
                               Date:  September 25, 2003

                               CBT SERIES 2003-1 UNITS TRUST

                               By: LaSalle Bank National Association, as Trustee


                               By: /s/ Ann M. Kelly
                                  -----------------------------------
                               Name:  Ann M. Kelly
                               Title: Assistant Vice President
                               Date:  September 25, 2003

(Multicurrency--Cross Border)


                                     ISDA(R)
                  International Swap Dealers Association, Inc.


                                MASTER AGREEMENT
                         dated as of September 25, 2003

           MORGAN STANLEY             and            CBT SERIES 2003-1
        CAPITAL SERVICES INC.                           UNITS TRUST
            ("Party A")                                 ("Party B")


have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1.   Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.   Obligations

(a)  General Conditions.

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

     (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.


        Copyright(C)1992 by International Swap Dealers Association, Inc.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)  Netting. If on any date amounts would otherwise be payable:--

     (i)  in the same currency; and

     (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)  Deduction or Withholding for Tax.

     (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

          (1) promptly notify the other party ("Y") of such requirement;

          (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

          (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

          (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

               (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

               (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.


                                        2                        ISDA(R)1992

     (ii) Liability. If:--

          (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

          (2) X does not so deduct or withhold; and

          (3) a liability resulting from such Tax is assessed directly against X,

     then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.   Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)  Basic Representations.

     (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

     (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

     (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).


                                        3                        ISDA(R)1992

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.   Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

     (ii) any other documents specified in the Schedule or any Confirmation; and

     (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,


                                        4                        ISDA(R)1992
organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.   Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

     (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii) Credit Support Default.

          (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

          (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

          (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however


                                        5                        ISDA(R)1992
     described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

          (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

          (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

          (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event


                                        6                        ISDA(R)1992

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

     (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

          (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

          (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a Substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

     (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

     (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or Transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

     (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.


                                        7                        ISDA(R)1992

6.   Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days' notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)  Right to Terminate Following Termination Event.

     (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

     (ii) Transfer to Avoid Termination Event. If either an Illegality under
     Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into Transactions with the transferee on the terms proposed.

     (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

     (iv) Right to Terminate. If:--

          (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

          (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then


                                        8                        ISDA(R)1992
     continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)  Effect of Designation.

     (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)  Calculations.

     (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

     (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

     (i) Events of Default. If the Early Termination Date results from an Event of Default:--

          (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

          (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

          (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the


                                        9                        ISDA(R)1992

          Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

          (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

     (ii) Termination Events. If the Early Termination Date results from a Termination Event:--

          (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

          (2) Two Affected Parties. If there are two Affected Parties:--

               (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

               (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

          If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

     (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

     (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.


                                        10                        ISDA(R)1992

7.   Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.   Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.


                                        11                        ISDA(R)1992

9.   Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)  Counterparts and Confirmations.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.  Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.  Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document


                                       12                        ISDA(R)1992
to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.  Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii) if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.  Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any


                                       13                        ISDA(R)1992
reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)  in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.


                                       14                        ISDA(R)1992

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(c)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have


                                       15                        ISDA(R)1992
been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.


                                       16                        ISDA(R)1992

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market


                                       17                        ISDA(R)1992
value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency, of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


 MORGAN STANLEY CAPITAL SERVICES INC.          CBT SERIES 2003-1 UNITS TRUST
          (Name of Party)                              (Name of Party)

                                          By: LaSalle Bank National Association,
                                              as Trustee

By: /s/ John Kehoe                        By: /s/ Ann M. Kelly
   -----------------------------------       ----------------------------------
   Name:  John Kehoe                         Name:  Ann M. Kelly
   Title: Attorney-in-Fact                   Title: Assistant Vice President
   Date:  September 25, 2003                 Date:  September 25, 2003



                                       18                        ISDA(R)1992

                                  Schedule IV
              Schedule of Payments on Corporate Bond TRACERS Units

         The table below sets forth the anticipated Distribution Dates for the Corporate Bond TRACERS Units and the anticipated distribution per Corporate Bond TRACERS Unit on each Distribution Date. This schedule of payments will be amended upon the early redemption, repayment or Mandatory Liquidation of any Underlying Security. A revised schedule of payments will be filed with the SEC by the Trustee on Form 8-K and will be available from your Morgan Stanley financial advisor upon request and the Trustee will provide notice of the change to holders of the Corporate Bond TRACERS.

         As of September 9, 2003, the Unit Principal Balance of a Corporate Bond TRACERS Unit is $1,000, the Moody's rating for the Corporate Bond TRACERS Units is A3 and the S&P rating for the Corporate Bond TRACERS Units is A-. There will not be any scheduled payment of principal until the Distribution Date following September 26, 2011, the earliest date upon which any of the Underlying Securities mature.

         The amounts set forth under "Scheduled Trust Payments of Interest" below reflect the deduction for expenses of an amount equal to 0.063% of the Unit Principal Balance from each scheduled monthly payment from the Payment Counterparty to the Trust as described under "Description of Corporate Bond TRACERS Units--Expenses" in the prospectus supplement.

                               Scheduled Trust      Effective Rate of     Scheduled Payments      Unit Principal
   Distribution Date(1)      Payments of Interest      Interest(2)           of Principal           Balance(3)
-----------------------      --------------------   -----------------     ------------------      --------------
Monthly on the 25th of
each month beginning
October 27, 2003 to and
including

September 26, 2011                  $4.350                5.220%                  -                   $1,000

October 25, 2011                    $4.350                5.220%                 $40                  $1,000

November 25, 2011                   $4.113                5.142%                  -                    $960

December 27, 2011                   $4.113                5.142%                  -                    $960

January 25, 2012                    $4.113                5.142%                 $40                   $960

February 27, 2012                   $3.901                5.088%                  -                    $920

March 26, 2012                      $3.901                5.088%                  -                    $920

April 25, 2012                      $3.901                5.088%                  -                    $920

                                                    IV-1

                               Scheduled Trust      Effective Rate of     Scheduled Payments      Unit Principal
   Distribution Date(1)      Payments of Interest      Interest(2)           of Principal           Balance(3)
-----------------------      --------------------   -----------------     ------------------      --------------
May 25, 2012                        $3.901                5.088%                  -                    $920

June 25, 2012                       $3.901                5.088%                  -                    $920

July 25, 2012                       $3.901                5.088%                 $40                   $920

August 27, 2012                     $3.718                5.070%                 $40                   $880

September 25, 2012                  $3.527                5.038%                 $120                  $840

October 25, 2012                    $2.934                4.890%                 $160                  $720

November 26, 2012                   $2.266                4.856%                  -                    $560

December 26, 2012                   $2.266                4.856%                 $120                  $560

January 25, 2013                    $1.722                4.696%                 $120                  $440

February 25, 2013                   $1.208                4.529%                 $160                  $320

March 25, 2013                      $0.575                4.312%                 $40                   $160

April 25, 2013                      $0.424                4.243%                  -                    $120

May 28, 2013                        $0.424                4.243%                 $80                   $120

June 25, 2013                       $0.154                4.627%                  -                    $40

July 25, 2013                       $0.154                4.627%                 $40                   $40

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(1) If any Distribution Date is not a Business Day, the payment will be made on the next succeeding Business Day.

(2) The October 27, 2003 Interest Payment will accrue from and including the Settlement Date to but excluding October 27, 2003. The Effective Rate of Interest presented for each period is based on the applicable Unit Principal Balance and not on the issue price of the Corporate Bond TRACERS Units.

(3) The Unit Principal Balance is reduced following each scheduled payment of principal.

                                      IV-2